Leonardo DRS Announces Financial Results for
Third Quarter 2024

•Revenue: $812 million, up 16% year-over-year
•Net Earnings: $57 million, up 21% year-over-year
•Adjusted EBITDA: $100 million, up 22% year-over-year
•Diluted EPS: $0.21, up 17% year-over-year
•Adjusted Diluted EPS: $0.24, up 20% year-over-year
•Bookings: $1.1 billion (book-to-bill ratio of 1.3x)
•Backlog: $8.3 billion, up 75% year-over-year
•Raises 2024 guidance across all metrics
•Initiates preliminary 2025 guidance framework

ARLINGTON, Va., (BUSINESS WIRE) October 30, 2024 — Leonardo DRS, Inc. (Nasdaq: DRS), a leading provider of advanced defense technologies, today reported financial results for the third quarter 2024, which ended September 30, 2024.

CEO Commentary
“We delivered strong third quarter results, highlighted by robust bookings, mid-teens organic revenue growth, increases to all of our key profit metrics and healthy free cash flow generation. Our strategy, execution focus and steadfast commitment to our customers are driving outcomes that continue to exceed our expectations,” said Bill Lynn, Chairman and CEO of Leonardo DRS.

Summary Financial Results

(In millions, except per share amounts)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	Change	2024	2023	Change
Revenues	$812	$703	16%	$2,253	$1,900	19%

Net Earnings	$57	$47	21%	$124	$94	32%
Diluted weighted average number of shares outstanding (WASO)	268.299	265.000		267.357	263.675
Diluted Earnings Per Share (EPS)	$0.21	$0.18	17%	$0.46	$0.36	28%

Non-GAAP Financial Measures (1)
Adjusted EBITDA	$100	$82	22%	$252	$193	31%
Adjusted EBITDA Margin	12.3%	11.7%	60 bps	11.2%	10.2%	100 bps

Adjusted Net Earnings	$64	$53	21%	$149	$111	34%
Adjusted Diluted EPS	$0.24	$0.20	20%	$0.56	$0.42	33%

(1) The company reports its financials in accordance with U.S. generally accepted accounting principles (“GAAP”). Information about the company’s use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with U.S. GAAP, is provided under "Non-GAAP Financial Measures."

Year-over-year revenue growth reflected strong continued momentum and was 16% for the third quarter 2024. In the quarter, our programs related to advanced infrared sensing, force protection and tactical radars were the primary catalysts for the solid revenue growth.

Higher volume was the primary driver for the year-over-year adjusted EBITDA growth and margin expansion in the quarter. Our volume expansion coupled with crisp operational performance translated to increases in our bottom-line metrics with quarterly net earnings, adjusted net earnings, diluted EPS and adjusted diluted EPS all higher compared to the prior year, despite a higher tax rate and expense.

Cash Flow and Balance Sheet
Net cash flow provided by operating activities was $59 million for the third quarter. The company's free cash flow generation was $48 million in the quarter. Operating and free cash flow were both up significantly compared to last year primarily as a result of increased profitability and better working capital efficiency, which was aided by favorable timing of cash receipts from customers. At quarter end, the balance sheet had $198 million of cash and $205 million of outstanding borrowings under the company’s credit facility, which provides the company with sufficient financial capacity to deploy capital for growth, while maintaining a healthy balance sheet.

Bookings and Backlog

(Dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Bookings	$1,051	$1,055	$2,807	$2,502
Book-to-Bill	1.3x	1.5x	1.2x	1.3x
Backlog	$8,264	$4,719	$8,264	$4,719

The company recorded $1.1 billion in new funded bookings in the quarter. Steady customer demand for our naval network computing, electric power and propulsion, force protection and advanced infrared sensing technologies drove our quarterly bookings. Total backlog at quarter end reached a new company record of $8.3 billion, which represents a 75% increase year-over-year and was also up sequentially.

Segment Results
Advanced Sensing and Computing (“ASC”) Segment

(Dollars in millions)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	Change	2024	2023	Change
Revenues	$533	$431	24%	$1,458	$1,226	19%
Adjusted EBITDA	$64	$48	33%	$160	$121	32%
Adjusted EBITDA Margin	12.0%	11.1%	90 bps	11.0%	9.9%	110 bps
Bookings	$685	$820		$1,888	$1,693
Book-to-Bill	1.3x	1.9x		1.3x	1.4x

While ASC bookings for the third quarter were lower than the prior year, Q3 bookings continued to reflect solid customer demand for our naval network computing, advanced infrared sensing and tactical communications technologies. Revenue growth on advanced infrared sensing and tactical radar programs remained as the major contributors for the year-over-year increase in the segment. Favorable program mix, improved program execution and higher volume drove the adjusted EBITDA growth and margin expansion for the quarter.

Integrated Mission Systems (“IMS”) Segment

(Dollars in millions)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	Change	2024	2023	Change
Revenues	$285	$277	3%	$812	$692	17%
Adjusted EBITDA	$36	$34	6%	$92	$72	28%
Adjusted EBITDA Margin	12.6%	12.3%	30 bps	11.3%	10.4%	90 bps
Bookings	$366	$235		$919	$809
Book-to-Bill	1.3x	0.8x		1.1x	1.2x

Demand for our capabilities in electric power and propulsion and force protection drove quarterly bookings in the segment. The modest revenue growth in the segment reflects increases from our force protection programs. Adjusted EBITDA increased as a result of higher volume and slightly improved net program execution in Q3.

2024 Guidance
Leonardo DRS is increasing its 2024 guidance as specified in the table below:

Measure	Current 2024 Guidance	Prior 2024 Guidance
Revenue	$3,150 million - $3,200 million	$3,075 million - $3,175 million
Adjusted EBITDA	$387 million - $397 million	$375 million - $395 million
Tax Rate	19.0%	20.5%
Diluted WASO	268.0 million	268.0 million
Adjusted Diluted EPS	$0.88 - $0.91	$0.82 - $0.88

Preliminary 2025 Guidance Framework
The company is anticipating 5% to 8% revenue growth (off the current mid-point of the 2024 guidance range detailed above) at ~13% adjusted EBITDA margin. Consistent with past practice, Leonardo DRS expects to formalize its 2025 guidance in conjunction with the Q4 2024 earnings release in February.

The company does not provide a reconciliation of forward-looking adjusted EBITDA and adjusted diluted EPS, due to the inherent difficulty in forecasting and quantifying the adjustments that are necessary to calculate such non-GAAP measures without unreasonable effort. Material changes to any one of these items could have a significant effect on future GAAP results.

Conference Call
Leonardo DRS management will host a conference call beginning at 10:00 a.m. ET on October 30, 2024 to discuss the financial results for its third quarter 2024.

A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leonardo DRS Investor Relations website (https://investors.leonardodrs.com).

A replay of the conference call will be available on the Leonardo DRS website approximately 2 hours after the conclusion of the conference call.

About Leonardo DRS
Headquartered in Arlington, VA, Leonardo DRS, Inc. is an innovative and agile provider of advanced defense technology to U.S. national security customers and allies around the world. We specialize in the design, development and manufacture of advanced sensing, network computing, force protection, and electric power and propulsion, and other leading mission-critical technologies. Our innovative people are leading the way in developing disruptive technologies for autonomous, dynamic, interconnected, and multi-

domain capabilities to defend against new and emerging threats. For more information and to learn more about our full range of capabilities, visit www.LeonardoDRS.com.

Leonardo DRS Contacts

Investors	Media
Steve Vather	Michael Mount
SVP, Investor Relations & Corporate Finance	VP, Communications & Public Affairs
+1 703 409 2906	+1 571 447 4624
stephen.vather@drs.com	mmount@drs.com

Forward-Looking Statements
In this press release, when using the terms the “company”, “DRS”, “we”, “us” and “our,” unless otherwise indicated or the context otherwise requires, we are referring to Leonardo DRS, Inc. This press release contains forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “strives,” “targets,” “projects,” “guidance,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this press release and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial goals, financial position, results of operations, cash flows, prospects, strategies or expectations, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if future performance and outcomes are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: disruptions or deteriorations in our relationship with the relevant agencies of the U.S. government, as well as any failure to pass routine audits or otherwise comply with governmental requirements including those related to security clearance or procurement rules, including the False Claims Act; significant delays or reductions in appropriations for our programs and changes in U.S. government priorities and spending levels more broadly; any failure to comply with the proxy agreement with the U.S. Department of Defense; our relationships with other industry participants, including any contractual disputes or the inability of our key suppliers to timely deliver our components, parts or services; failure to properly contain a global pandemic in a timely manner could materially affect how we and our business partners operate; the effect of inflation on our supply chain and/or our labor costs; our mix of fixed-price, cost-plus and time-and-material type contracts and any resulting impact on our cash flows due to cost overruns; failure to properly comply with various covenants of the agreements governing our debt could negatively impact our business; our dependence on U.S. government contracts, which often are only partially funded and are subject to immediate termination, some of which are classified, and the concentration of our customer base in the U.S. defense industry; our use of estimates in pricing and accounting for many of our programs that are inherently uncertain and which may not prove to be accurate; our ability to realize the full value of our backlog; our ability to predict future capital needs or to obtain additional financing if we need it; our ability to respond to the rapid technological changes in the markets in which we compete; the effect of global and regional economic downturns and rising interest rates; our ability to meet the requirements of being a public company; our ability to maintain an effective system of internal control over financial reporting; our inability to appropriately manage our inventory; our inability to fully realize the value of our total estimated contract value or bookings; our ability to compete efficiently, including due to U.S. government organizational conflict of interest rules which may limit new contract opportunities or require us to wind down existing contracts; our relationships with other industry participants, including any contractual disputes or the inability of our key suppliers to timely deliver our components, parts or services; preferences for set-asides for minority-owned, small and small disadvantaged businesses could impact our ability to be a prime contractor; any failure to meet our contractual obligations including due to potential impacts to our business from supply chain risks, such as longer lead times and shortages of electronics and other components; any security breach, including any cyber-attack, cyber intrusion, insider threat, or other significant disruption of our IT networks and related systems, or those of our customers, suppliers, vendors, subcontractors, partners, or other third parties, as well as any act of terrorism or other threat to our physical security and personnel; our ability to fully exploit or obtain patents or other intellectual property protections necessary to secure our proprietary technology, including our ability to avoid infringing upon the intellectual property of third parties or prevent third parties from infringing upon our own intellectual property; the conduct of our employees, agents, affiliates, subcontractors, suppliers, business partners or joint ventures in which we participate which may impact our reputation and ability to do business; our compliance with environmental laws and regulations, and any environmental liabilities that may affect our reputation or financial position; the outcome of litigation, arbitration, investigations, claims, disputes, enforcement actions and other legal proceedings in which we are involved; various geopolitical and economic factors, laws and regulations including the Foreign Corrupt Practices Act, the Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations, and those that we are exposed to as a result of our international business, including their impact on our ability to access certain raw materials; geopolitical conflicts, including the war in Israel have the potential to evolve quickly creating uncertainty in the world and broader Middle East region specifically, along with the potential for disruptions to our Israeli operations including, but not limited to, workforce calls for duty, transportation and other logistical impacts and reduced customer confidence; our ability to obtain export licenses necessary to conduct certain operations abroad, including any attempts by Congress to prevent proposed sales to certain foreign governments; our ability to attract and retain technical and other key personnel; the occurrence of prolonged work stoppages; the unavailability or inadequacy of our insurance coverage, customer indemnifications or other liability protections to cover all of our significant risks or to pay for material losses we incur; future changes in U.S. tax laws and regulations or interpretations thereof; certain limitations on our ability to use our net operating losses to offset future taxable income; termination of our leases or our inability to renew our leases on acceptable terms; changes in estimates used in accounting for our pension plans, including in respect of the funding status thereof; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; adverse consequences from any acquisitions such as operating difficulties, dilution and other harmful consequences or any modification, delay or prevention of any future acquisition or investment activity by the Committee on Foreign Investment in the United States; natural disasters or other significant disruptions; or any conflict of interest that may arise because Leonardo US Holding, LLC, our majority stockholder, or Leonardo S.p.A., our ultimate majority stockholder, may have interests that are different from, or conflict with, those of our other stockholders, including as a result of any ongoing business relationships Leonardo S.p.A. may have with us, and their significant ownership in us may discourage change of control transactions (our amended and restated certificate of incorporation provides that we waive any interest or expectancy in corporate opportunities presented to Leonardo S.p.A); or our obligations to provide certain services to Leonardo S.p.A., which may divert human and financial resources from our business.

You should read this press release completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this filing, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including those discussed in our latest SEC filings under “Risk Factors” of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, all of which may be viewed or obtained through the investor relations section of our website at www.LeonardoDRS.com, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read the discussion of these factors carefully to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Consolidated Statements of Earnings (Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Products	$762	$651	$2,116	$1,761
Services	50	52	137	139
Total revenues	812	703	2,253	1,900
Cost of revenues:
Products	(601)	(504)	(1,661)	(1,365)
Services	(32)	(37)	(91)	(97)
Total cost of revenues	(633)	(541)	(1,752)	(1,462)
Gross profit	179	162	501	438
General and administrative expenses	(98)	(96)	(306)	(286)
Amortization of intangibles	(6)	(5)	(17)	(16)
Other operating expenses, net	—	(2)	(5)	(10)
Operating earnings	75	59	173	126
Interest expense	(5)	(10)	(17)	(27)
Other, net	(1)	(1)	(3)	(2)
Earnings before taxes	69	48	153	97
Income tax provision	12	1	29	3
Net earnings	$57	$47	$124	$94

Net earnings per share from common stock:
Basic earnings per share	$0.22	$0.18	$0.47	$0.36
Diluted earnings per share	$0.21	$0.18	$0.46	$0.36

Consolidated Balance Sheets (Unaudited)

(Dollars in millions, except per share amounts)	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$198	$467
Accounts receivable, net	237	151
Contract assets	997	908
Inventories	363	329
Prepaid expenses	29	21
Other current assets	36	42
Total current assets	1,860	1,918
Noncurrent assets:
Property, plant and equipment, net	415	402
Intangible assets, net	138	151
Goodwill	1,238	1,238
Deferred tax assets	124	123
Other noncurrent assets	86	89
Total noncurrent assets	2,001	2,003
Total assets	$3,861	$3,921
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$22	$57
Accounts payable	292	398
Contract liabilities	315	335
Other current liabilities	251	288
Total current liabilities	880	1,078
Noncurrent liabilities:
Long-term debt	345	349
Pension and other postretirement benefit plan liabilities	34	36
Deferred tax liabilities	6	4
Other noncurrent liabilities	122	129
Total noncurrent liabilities	507	518
Shareholders' equity:
Preferred stock, $0.01 par value: 10,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value: 350,000,000 shares authorized; 264,308,455 and 262,525,390 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	3	3
Additional paid-in capital	5,200	5,175
Accumulated deficit	(2,682)	(2,806)
Accumulated other comprehensive loss	(47)	(47)
Total shareholders' equity	2,474	2,325
Total liabilities and shareholders' equity	$3,861	$3,921

Consolidated Statements of Cash Flows (Unaudited)

(Dollars in millions)	Nine Months Ended
	September 30,
	2024	2023
Operating activities
Net earnings	$124	$94
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	68	63
Deferred income taxes	1	(13)
Share-based compensation expense	16	12
Other	1	1
Changes in assets and liabilities:
Accounts receivable	(86)	(34)
Contract assets	(89)	(189)
Inventories	(34)	(64)
Prepaid expenses	(8)	3
Other current assets	6	(8)
Other noncurrent assets	14	13
Defined benefit obligations	(2)	(8)
Other current liabilities	(36)	(82)
Other noncurrent liabilities	(21)	6
Accounts payable	(106)	(129)
Contract liabilities	(20)	25
Net cash used in operating activities	($172)	($310)
Investing activities
Capital expenditures	(56)	(42)
Proceeds from sales of assets	1	—
Net cash used in investing activities	($55)	($42)
Financing activities
Net decrease in third party borrowings (maturities of 90 days or less)	(35)	(11)
Repayment of third party debt	(238)	(454)
Borrowings of third party debt	230	555
Proceeds from stock issuance	13	8
Cash outlay to reacquire equity instruments	(4)	(1)
Other	(8)	(4)
Net cash (used in) provided by financing activities	($42)	$93
Effect of exchange rate changes on cash and cash equivalents	—	—
Net decrease in cash and cash equivalents	($269)	($259)
Cash and cash equivalents at beginning of year	467	306
Cash and cash equivalents at end of period	$198	$47

Non-GAAP Financial Measures (Unaudited)
In addition to the results reported in accordance with U.S. GAAP included throughout this document, the company has provided information regarding “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Earnings,” “Adjusted Diluted Earnings Per Share” and “Free Cash Flow” (each, a non-GAAP financial measure).

We believe the non-GAAP financial measures presented in this document will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

We define these non-GAAP financial measures as:

Adjusted EBITDA and Adjusted EBITDA Margin are defined as net earnings before income taxes, interest expense, amortization of acquired intangible assets, depreciation, deal-related transaction costs, restructuring costs and other one-time non-operational events (which include non-service pension expense, legal liability accrual reversals and foreign exchange impacts), then in the case of adjusted EBITDA margin dividing adjusted EBITDA by revenues.

(Dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net earnings	$57	$47	$124	$94
Income tax provision	12	1	29	3
Interest expense	5	10	17	27
Amortization of intangibles	6	5	17	16
Depreciation	17	16	51	47
Deal-related transaction costs	1	1	5	4
Restructuring costs	—	2	5	10
Other one-time non-operational events	2	—	4	(8)
Adjusted EBITDA	$100	$82	$252	$193
Adjusted EBITDA Margin	12.3%	11.7%	11.2%	10.2%

Adjusted Net Earnings and Adjusted Diluted EPS are defined as net earnings excluding amortization of acquired intangible assets, deal-related transaction costs, restructuring costs and other one-time non-operational events (which include non-service pension expense, legal liability accrual reversals and foreign exchange impacts), and the related tax impacts, then in the case of adjusted diluted EPS dividing adjusted net earnings by the diluted weighted average number of shares outstanding (WASO).

(In millions, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net earnings	$57	$47	$124	$94
Amortization of intangibles	6	5	17	16
Deal-related transaction costs	1	1	5	4
Restructuring costs	—	2	5	10
Other one-time non-operational events	2	—	4	(8)
Tax effect of adjustments (1)	(2)	(2)	(6)	(5)
Adjusted Net Earnings	$64	$53	$149	$111

Per share information
Diluted WASO	268.299	265.000	267.357	263.675

Diluted EPS	$0.21	$0.18	$0.46	$0.36
Adjusted Diluted EPS	$0.24	$0.20	$0.56	$0.42

(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.

Free Cash Flow is defined as the sum of the cash flows provided by (used in) operating activities, transaction-related expenditures (net of tax), capital expenditures and proceeds from sale of assets.

(Dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$59	$36	($172)	($310)
Transaction-related expenditures, net of tax	—	1	1	17
Capital expenditures	(12)	(15)	(56)	(42)
Proceeds from sales of assets	1	(1)	1	—
Free Cash Flow	$48	$21	($226)	($335)